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                                                                   Exhibit 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Investment Partnership Plan (formerly the Choice Pay
Plan) of Analog Devices, Inc. of our reports (a) dated November 28, 1995, except for the fifth paragraph of Note 4 as to which the date is December 18, 1995, with respect to the consolidated financial statements and schedule of Analog Devices, Inc. included in its Annual Report (Form 10-K) for the year ended October 28, 1995, and (b) dated April 26, 1996, with respect to the financial statements of The Investment Partnership Plan (formerly the Choice Pay Plan) included in the Plan's Annual Report (Form 11-K), for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                            ERNST & YOUNG LLP



Boston, Massachusetts
July 15, 1996



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